Exhibit 99.2 Q4 and FY2018 Earnings Presentation March 8, 20191

Q4 and FY2018 Earnings Call Agenda I. Introduction Crystal Gordon, SVP, General Counsel and CAO II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a limited number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes or obtain comparable services through other forms of transportation; dependence on United States (“U.S.”) government agency contracts that are subject to budget appropriations; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter (s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism, trade policies and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; the Company’s reliance on information technology and potential harm from cyber- security incidents; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; significant increases in fuel costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; the risk that one or more closing conditions to the Dart transaction, may not be satisfied or waived on a timely basis; the company may not realize the anticipated net proceeds upon the closing of the Dart transaction; and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute Era Group's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. Era Group disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in Era Group's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. This presentation includes an illustrative calculation of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the market value of the Company’s owned helicopters (as determined by third party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this Net Asset Value calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet or the Company. 3

Non-GAAP Financial Measures Reconciliation This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for SEACOR Management Fees and certain other special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense.  The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA.  Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated differently under the Company’s credit facility (as amended) than as presented elsewhere in this presentation. 4

Safety Update and Financial Flexibility • Era achieved its dual goals of ZERO air accidents and ZERO recordable workplace injuries in FY 2018 • Total available liquidity as of December 31, 2018 was approximately $175 million – $51 million in cash balances – $124 million of remaining availability under the Company’s credit facility • Primed for positive cash flow generation – Era generated positive net cash flows from operating and investing activities of $77 million in FY 2018 – Excluding the impact of non-routine litigation expenses and litigation settlement proceeds(1), net cash flows from operating and investing activities would have been positive $46 million in FY 2018 – Limited debt maturities prior to 2022 – Manageable fixed charge obligations ($4 million in Q4) – All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2 million • On March 7, 2019, the Company in conjunction with its 50% joint venture partner entered into an agreement to sell its Dart Holding Company Ltd. joint venture ("Dart") – At closing, which is expected in Q2 2019, Era expects to receive cash proceeds of approximately $40 million (including repayment of a related party note receivable) Note: 1. See last page of this presentation for details on these Special Items. Non-routine litigation expenses totaled $11.2 million and litigation settlement proceeds totaled $42.0 million in FY 2018 5

Q4 2018 Highlights – Sequential Quarter Comparison • Revenues were $2.6 million lower than Q3 2018 Revenues ($000s) – Primarily due to lower utilization of helicopters in oil & gas operations and the conclusion of a search and rescue ("SAR") contract $75,000 – Partially offset by the commencement of new dry- 54,610 52,016 lease contracts $50,000 • Operating expenses were $0.5 million higher – Primarily due to higher repairs and maintenance $25,000 expenses – Partially offset by lower personnel and other operating expenses $0 Q3 2018 Q4 2018 • G&A expenses were $0.6 million higher • Losses on asset dispositions of $0.7 million in Q4 compared to $0.1 million in Q3 Adjusted EBITDA ($000s) • Adjusted EBITDA decreased by $4.0 million 9,678 $10,000 • Adjusted EBITDA excludes special items: – Non-cash impairment charge of $1.0 million in Q4 2018 related to the Company's last remaining 5,631 H225 helicopter $5,000 – Litigation settlement proceeds of $42.0 million in Q3 2018 – Non-routine professional services fees of $0.2 million in Q3 2018 $0 • Net loss to Era Group of $5.8 million Q3 2018 Q4 2018 6

Q4 2018 Highlights – Calendar Quarter Comparison • Revenues were $5.5 million lower than Q4 2017 Revenues ($000s) – Primarily due to lower utilization of light and medium helicopters in oil and gas operations, the weakening of the Brazilian real relative to the U.S. dollar, and the $75,000 conclusion of a SAR contract 57,531 – Partially offset by higher utilization of heavy helicopters 52,016 in oil and gas operations $50,000 • Operating expenses were $7.3 million lower primarily due to lower repairs and maintenance, personnel, and other $25,000 operating expenses • G&A expenses were $1.5 million lower primarily due to the $0 absence of non-routine professional services fees related to Q4 2017 Q4 2018 litigation that has now been settled • Adjusted EBITDA decreased by $0.7 million Adjusted EBITDA ($000s) • Adjusted EBITDA excludes special items: – Non-cash impairment charge of $1.0 million in Q4 2018 $10,000 related to the Company's last remaining H225 helicopter 6,343 – Non-routine professional services fees of $2.2 million in 5,631 Q4 2017 related to now settled litigation $5,000 – Non-cash charges of $2.0 million related to a Tax Special Regularization Program ("PERT") in Brazil in Q4 2017 – Other non-cash items of $0.2 million in Q4 2017 $0 • Net loss to Era Group of $5.8 million Q4 2017 Q4 2018 7

Fiscal Year 2018 Highlights • Revenues were $9.6 million lower than 2017 Revenues ($000s) – Primarily due to lower utilization of light helicopters in oil and gas operations, the absence of flightseeing revenues, the weakening of the Brazilian real relative to the U.S. dollar, the $300,000 recognition of lease return charges in 2017, and the end of 231,321 certain emergency response services contracts 221,676 – Partially offset by higher utilization of heavy helicopters in $200,000 U.S. oil and gas operations • Operating expenses were $15.9 million lower primarily due to $100,000 reductions in headcount, lower repairs and maintenance expense, and decreases in other costs • G&A expenses were $3.0 million higher primarily due to non- $0 routine professional services fees related to now settled litigation, FY2017 FY2018 partially offset by lower compensation and other administrative and general costs Adjusted EBITDA ($000s) • Adjusted EBITDA increased by $3.3 million • Adjusted EBITDA excludes special items: $50,000 – Litigation settlement proceeds of $42.0 million in 2018 39,026 – Non-routine professional services fees of $11.2 million and $40,000 35,749 $5.5 million in 2018 and 2017, respectively – Non-cash impairment charges of $1.0 million and $117.0 $30,000 million in 2018 and 2017, respectively $20,000 – Gain on the extinguishment of debt of $0.2 million in 2018 $10,000 – Non-cash charges related to PERT of $2.0 million, severance-related expenses of $0.6 million, and other non- $0 cash items of $0.2 million in 2017 FY2017 FY2018 • Net income to Era Group of $13.9 million in FY 2018 8

Appendix

Fleet Overview Average Helicopters Age Heavy: S92 4 3 H225 1 11 AW189 4 2 Total Heavy 9 Medium: AW139 36 9 S76 C+/C++ 5 12 B212 5 40 Total Medium 46 Light – twin engine: A109 7 13 EC135 13 10 BO-105 3 29 Total Light – twin engine 23 Light – single engine: A119 13 12 AS350 17 21 Total Light – single engine 30 Total Helicopters 108 13 Note: Fleet presented as of 12/31/2018. Era owns and controls all 108 of its helicopters 10

NAV per Share Calculation (in millions, except share data) 12/31/2018 + FMV of Helicopters (3rd party appraisals) $ 636 + NBV of Other PP&E 45 + Working Capital 89 + Other Net Tangible Assets 48 - Total Debt (162) - Deferred Taxes (108) Net Asset Value $ 548 Diluted Share Count 21.2 Current Price Current Share Price (03/05/2019) $ 11.33% (Disc) / Prem NAV per Share $ 25.88 (56.2)% Net Book Value Per Share $ 21.88 (48.2)% Notes: 1. Helicopter fair market values based on annual desktop appraisals performed by Ascend Worldwide as of December 31, 2018 2. Reference additional information on the Company’s presentation of NAV on page 3 of this presentation 11

Healthy Leverage Metrics and Liquidity December 31, 2018 ($000s) • As of December 31, 2018, Era had $51 million in Cash and cash equivalents $ 50,753 cash balances and $124 million of remaining availability under its credit facility for total liquidity Credit facility $ — of approximately $175 million Promissory notes 19,980 – No outstanding borrowings under the Total secured debt 19,980 revolving credit facility 7.750% Senior Notes 144,828 Other 395 • On March 7, 2019, Era in conjunction with its Total debt $ 165,203 50% joint venture partner entered into an agreement to sell Dart Net debt $ 114,450 – At closing, which is expected in Q2 2019, Era expects to receive cash proceeds of Shareholders' Equity $ 463,436 approximately $40 million (including Total capitalization $ 628,639 repayment of a related party note receivable) Credit Metrics: (a) Senior Secured Debt / EBITDA 0.3X EBITDA / Interest Expense 2.9X Total Debt / Total Capitalization 26% Net Debt / Net Capitalization 20% Available under credit facility $ 124,108 (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents / total capitalization less cash and cash equivalents 12

Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 31-Dec-17 31-Mar-18 30-Jun-18 30-Sep-18 31-Dec-18 (a) Oil and gas: U.S. $ 35,063 $ 36,536 $ 37,771 $ 35,473 $ 33,876 International 16,163 15,617 14,160 13,665 13,357 Total oil and gas $ 51,226 $ 52,153 $ 51,931 $ 49,138 $ 47,233 Dry-leasing (b) 3,680 2,572 3,256 2,716 2,938 Emergency Response Services (c) 2,625 2,597 2,541 2,756 1,845 $ 57,531 $ 57,322 $ 57,728 $ 54,610 $ 52,016 Three Months Ended Flight Hours 31-Dec-17 31-Mar-18 30-Jun-18 30-Sep-18 31-Dec-18 Oil and gas:(a) U.S. 5,967 5,705 6,991 6,132 5,235 International 2,218 2,296 2,185 2,288 2,410 Total oil and gas 8,185 8,001 9,176 8,420 7,645 Emergency Response Services (c) 110 100 95 108 90 8,295 8,101 9,271 8,528 7,735 Note: Flight hours exclude hours flown by helicopters in the dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services, such as firefighting, and VIP transport (b) Includes certain property rental income that was previously in emergency response services and oil and gas service lines (c) Includes revenues and flight hours from SAR and air medical services 13

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA (US$ in thousands) 31-Dec-17 31-Mar-18 30-Jun-18 30-Sep-18 31-Dec-18 Net Income (Loss) $ 61,459 $ (1,357) $ (10,516) $ 31,279 $ (5,948) Depreciation 10,101 10,354 10,116 9,541 9,530 Interest Income (119) (146) (346) (732) (818) Interest Expense 5,143 4,576 3,521 3,549 3,485 Income Tax Expense (Benefit) (74,599) (738) (2,574) 7,861 (1,609) EBITDA $ 1,985 $ 12,689 $ 201 $ 51,498 $ 4,640 Special Items 4,358 3,681 7,146 (41,820) 991 Adjusted EBITDA $ 6,343 $ 16,370 $ 7,347 $ 9,678 $ 5,631 Gains on Asset Dispositions, Net ("Gains") 541 (4,414) 1,997 148 694 Adjusted EBITDA Excluding Gains $ 6,884 $ 11,956 $ 9,344 $ 9,826 $ 6,325 Note: See page 16 of this presentation for a discussion of Special Items 14

Era

Financial Highlights

($ millions)		Fiscal Year 2014		2015		2016		2017		2018
Revenue	$	331.2	$	281.8	$	247.2	$	231.3	$	221.7
Operating Expenses		204.4		171.5		169.9		167.4		151.5
G&A		44.0		42.8		36.2		42.1		45.1
Depreciation		46.3		47.3		49.3		45.7		39.5
Gains on Asset Dispositions		6.1		6.0		4.8		4.5		1.6
Goodwill Impairment		—		(1.9)		—		—		—
Litigation settlement proceeds		—		—		—		—		42.0
Loss on Impairment		—		—		—		(117.0)		(1.0)
Operating Income (Loss)		42.7		24.3		(3.4)		(136.4)		28.1
Other Income (Expense)										
Interest Income		0.5		1.2		0.7		0.8		2.0
Interest Expense		(14.8)		(13.5)		(17.3)		(16.8)		(15.1)
Derivative Gains (Losses)		(0.9)		—		—		—		—
Foreign Currency Gains (Losses)		(2.4)		(2.6)		0.1		(0.2)		(1.0)
Gain on Debt Extinguishment		—		1.6		0.5		—		0.2
Gain on sale of FBO		—		12.9		—		—		—
Note Receivable Impairment		(2.5)		—		—		—		—
		(20.0)		(0.3)		(16.0)		(16.2)		(13.9)
Income (Loss) before Taxes and Equity Earnings		22.6		24.0		(19.4)		(152.7)		14.2
Income Tax Expense (Benefit)		8.3		14.1		(3.4)		(122.7)		2.9
Income (Loss) before Equity Earnings		14.4		9.8		(16.0)		(30.0)		11.3
Equity Earnings (Losses)		2.7		(1.9)		1.1		1.4		2.2
Net Income (Loss)	$	17	$	7.9	$	(14.9)	$	(28.6)	$	13.5
Net Loss Attributable to NCI in Subsidiary		0.1		0.8		6.9		0.5		0.5
Net Income (Loss) Attributable to Era Group	$	17.1	$	8.7	$	(8.0)	$	(28.1)	$	13.9
Adjusted EBITDA [(a)]	$	90.8	$	69.0	$	47.1	$	35.7	$	39.0
Adjusted EBITDA Excluding Gains [(a)]	$	84.7	$	63.0	$	42.3	$	31.2	$	37.5

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $2.5 million and $0.6 million in 2014 and 2017, respectively
  - A pre-tax impairment charge of $2.5 million in 2014 representing a reserve against a note receivable
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively
  - Pre-tax impairment charges of $117.0 million and $1.0 million primarily related to the impairment of the Company's H225 model helicopters in 2017 and Q4 2018, respectively
  - Adjustments of $2.0 million related to accounting for PERT and other non-cash accounting adjustments of $0.2 million in Q4 2017
  - A gain on the extinguishment of debt related to a previously settled tax dispute in Brazil of $0.2 million in Q1 2018
  - Non-routine litigation expenses related to the H225 helicopters of $0.5 million, $0.9 million, $1.9 million, $2.2 million, $3.9 million, $7.1 million, and $0.2 million, in Q1 2017, Q2 2017, Q3 2017, Q4 2017, Q1 2018, Q2 2018, and Q3 2018, respectively
  - In the three months ended September 30, 2018, $42.0 million in litigation settlement proceeds

Historical EBITDA and Adjusted EBITDA

(US$ in thousands)	Fiscal Year 2014	2015	2016	2017	2018
Net Income (Loss)	$ 17,021	$ 7,899	$ (14,910)	$ (28,615)	$ 13,458
Depreciation	46,312	47,337	49,315	45,736	39,541
Interest Income	(540)	(1,191)	(741)	(760)	(2,042)
Interest Expense	14,778	13,526	17,325	16,763	15,131
Income Tax Expense (Benefit)	8,285	14,117	(3,357)	(122,665)	2,940
EBITDA	$ 85,856	$ 81,688	$ 47,632	$ (89,541)	69,028
Special Items	4,919	(12,697)	(518)	125,290	(30,002)
Adjusted EBITDA	$ 90,775	$ 68,991	$ 47,114	$ 35,749	39,026
Gains on Asset Dispositions, Net ("Gains")	(6,101)	(5,953)	(4,787)	(4,507)	(1,575)
Adjusted EBITDA Excluding Gains	$ 84,674	$ 63,038	$ 42,327	$ 31,242	$ 37,451

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